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                                                                    Exhibit 4.06

                                 TRUST AGREEMENT

      This TRUST AGREEMENT, dated as of July 12th, 2005, between AmerUs Group Co., an Iowa corporation, as "Depositor" and The Bank of New York (Delaware) a Delaware banking corporation as "Trustee". The Depositor and the Trustee hereby agree as follows:

      1. The trust created hereby shall be known as AmerUs Capital IV, in which name the Trustee, or the Depositor to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

      2. The Depositor hereby assigns, transfers, conveys and sets over to the Trustee the sum of $10. The Trustee hereby acknowledges receipt of such amount in trust from the Depositor, which amount shall constitute the initial trust estate. The Trustee hereby declares that it will hold the trust estate in trust for the Depositor. It is the intention of the parties hereto that the Trust created hereby constitute a statutory trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. Section 3801 et seq. (the "Statutory Trust Act"), and that this document constitutes the governing instrument of the Trust. The Trustee is hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in accordance with the provisions of the Statutory Trust Act.

      3. The Depositor and the Trustee will enter into an amended and restated Trust Agreement, satisfactory to each such party and substantially in the form included as an exhibit to the 1933 Act Registration Statement (as defined below), to provide for the contemplated operation of the Trust created hereby and the issuance of the Preferred Securities and Common Securities referred to therein. Prior to the execution and delivery of such amended and restated Trust Agreement, the Trustee shall not have any duty or obligation hereunder or with respect to the trust estate, and the Depositor shall take or cause to be taken any action as may be required to obtain any licenses, consents or approvals required by applicable law or otherwise. Notwithstanding the foregoing, the Trustee may take all actions requested by the Depositor in writing which the Depositor deems necessary, convenient or incidental to effect the transactions contemplated herein. Except as otherwise expressly required by Section 2 herein, the Trustee shall not have any duty or obligation under or in connection with this Trust Agreement or any document contemplated hereby, including, without limitation, with respect to the administration of the Trust, and no implied duties or obligations shall be inferred from or read into this Trust Agreement against or with respect to the Trustee. The Trustee has no duty or obligation to supervise or monitor the performance of, or compliance with this Trust Agreement, by the Depositor or any other beneficiaries, any agents or attorneys-in-fact of the Depositor, or any other trustee of the Trust. The Trustee shall not be liable for the acts or omissions of the Depositor or any other beneficiaries, any agents or attorneys-in-fact of the Depositor, or any other trustee of the Trust nor shall the Trustee be liable for any act or omission by it in good faith in accordance with the directions of the Depositor. The right of the Trustee to perform any discretionary act enumerated herein shall not be construed as a duty. The Trustee accepts the Trust hereby created and agrees to perform its duties hereunder with respect to the same but only

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upon the terms of this Trust Agreement. The Trustee shall not be personally liable under any circumstances, except for its own willful misconduct or negligence. In particular, but not by way of limitation:

            (a) The Trustee shall not be personally liable for any error of judgment made in good faith and in the absence of negligence by an officer or employee of the Trustee;

            (b) No provision of this Trust Agreement shall require the Trustee to expend or risk its personal funds or otherwise incur any financial liability in the performance of its rights or duties hereunder, if the Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

            (c) Under no circumstance shall the Trustee be personally liable for any representation, warranty, covenant or indebtedness of the Trust;

            (d) The Trustee shall not be personally responsible for or in respect of the genuineness, form or value of the Trust property, the validity or sufficiency of this Trust Agreement or for the due execution hereof by the Depositor;

            (e) All funds deposited with the Trustee hereunder may be held in a non-interest bearing trust account and the Trustee shall not be liable for any interest thereon or for any loss as a result of the investment thereof at the direction of the Depositor; and

            (f) To the extent that, at law or in equity, the Trustee has duties and liabilities relating to the Depositor or the Trust, the Depositor agrees that such duties and liabilities are replaced by the terms of this Trust Agreement.

      4. The Depositor is hereby authorized, (i) to file with the Securities and Exchange Commission (the "Commission") and execute, in each case on behalf of the Trust, (a) the Registration Statement on Form S-3 (the "1933 Act Registration Statement"), including any pre-effective or post-effective amendments to such 1933 Act Registration Statement (including the prospectus and the exhibits contained therein), relating to the registration under the Securities Act of 1933, as amended, of the Preferred Securities of the Trust and certain other securities and (b) a Registration Statement on Form 8-A (the "1934 Act Registration Statement") (including all pre-effective and post-effective amendments thereto) relating to the registration of the Preferred Securities of the Trust under Section 12(b) of the Securities Exchange Act of 1934, as amended; (ii) to file with the New York Stock Exchange (the "Exchange") and execute on behalf of the Trust a listing application and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Preferred Securities to be listed on the Exchange;
(iii) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the Preferred Securities under the securities or "Blue Sky" laws, and to obtain any permits under the insurance laws of such jurisdictions as the Depositor, on behalf of the Trust, may deem necessary or desirable and (iv) to execute on behalf of the Trust one or more Underwriting Agreements with one or more underwriters relating to the offering of the Preferred Securities. In the event that any filing

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referred to in clauses (i), (ii) and (iii) above is required by the rules and regulations of the Commission, the Exchange or state securities or blue sky laws, to be executed on behalf of the Trust by a Trustee, the Depositor and any Trustee appointed pursuant to Section 8 hereof are hereby authorized to join in any such filing and to execute on behalf of the Trust any and all of the foregoing. In connection with all of the foregoing, the Depositor hereby constitutes and appoints Thomas C. Godlasky, Melinda S. Urion and James A. Smallenberger, and each of them, as its true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the Depositor or in the Depositor's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the 1933 Act Registration Statement and the 1934 Act Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the Depositor might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

      5. The Trustee is authorized to take such action or refrain from taking such action under this Trust Agreement as it may be directed in writing by the Depositor from time to time; provided, however, that the Trustee shall not be required to take or refrain from taking any such action if it shall have determined, or shall have been advised by counsel, that such performance is likely to involve the Trustee in personal liability or is contrary to the terms of this Trust Agreement or of any document contemplated hereby to which the Trust or the Trustee is a party or is otherwise contrary to law. If at any time the Trustee determines that it requires or desires guidance regarding the application of any provision of this Trust Agreement or any other document, or regarding compliance with any direction it received hereunder, then the Trustee may deliver a notice to the Depositor requesting written instructions as to the course of action desired by the Depositor, and such instructions by or on behalf of the Depositor shall constitute full and complete authorization and protection for actions taken and other performance by the Trustee in reliance thereon. Until the Trustee has received such instructions after delivering such notice, it may refrain from taking any action with respect to the matters described in such notice.

      6. The Depositor hereby agrees to (i) reimburse the Trustee for all reasonable expenses (including reasonable fees and expenses of counsel and other experts), (ii) indemnify, defend and hold harmless the Trustee and the officers, directors, employees and agents of the Trustee (collectively, including the Trustee in its individual capacity, the "Indemnified Persons") from and against any and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including the reasonable fees and expenses of counsel), taxes and penalties of any kind and nature whatsoever (collectively, "Expenses"), to the extent that such Expenses arise out of or are imposed upon or asserted at any time against such Indemnified Persons with respect to the performance of this Trust Agreement, the creation, operation, administration or termination of the Trust, or the transactions contemplated hereby; provided, however, that the Depositor shall not be required to indemnify an Indemnified Person for Expenses to the extent such Expenses result from the willful misconduct, bad faith or negligence of such Indemnified Person, and (iii) advance to each such Indemnified Person Expenses (including reasonable fees and expenses of counsel) incurred by such Indemnified Person, in defending any claim, demand, action, suit or proceeding prior to the final disposition of such claim, demand, action, suit or

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proceeding upon receipt by the Depositor of an undertaking, by or on behalf of such Indemnified Person, to repay such amount if it shall be determined that such Indemnified Person is not entitled to be indemnified therefor under this
Section 6. The obligations of the Depositor under this Section 6 shall survive the resignation or removal of any Trustee, shall survive the termination of this Trust Agreement, except by amendment and restatement of this Trust Agreement, and shall survive the transfer by the Depositor of any or all of its interest in the Trust.

      7. This Trust Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

      8. The number of Trustees initially shall be one (1) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Depositor which may increase or decrease the number of Trustees; provided, however, that to the extent required by the Statutory Trust Act, one Trustee shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable Delaware law. Subject to the foregoing, the Depositor is entitled to appoint or remove without cause any Trustee at any time. The Trustee may resign upon thirty days' prior notice to the Depositor. If no successor has been appointed within such thirty day period, the Trustee may, at the expense of the Depositor, petition a court of competent jurisdiction to appoint a successor trustee.

      9. This Trust Agreement represents the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings between the parties, whether written or oral.

      10. This Trust Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws, PROVIDED, HOWEVER, THAT THERE SHALL NOT BE APPLICABLE TO THE PARTIES HEREUNDER OR THIS TRUST AGREEMENT ANY PROVISION OF THE LAWS (COMMON OR STATUTORY) OF THE STATE OF DELAWARE PERTAINING TO TRUSTS THAT RELATE TO OR REGULATE, IN A MANNER INCONSISTENT WITH THE TERMS HEREOF, (A) THE FILING WITH ANY COURT OR GOVERNMENTAL BODY OR AGENCY OF TRUSTEE ACCOUNTS OR SCHEDULES OF TRUSTEE FEES AND CHARGES, (B) AFFIRMATIVE REQUIREMENTS TO POST BONDS FOR TRUSTEES, OFFICERS, AGENTS OR EMPLOYEES OF A TRUST, (C) THE NECESSITY FOR OBTAINING COURT OR OTHER GOVERNMENTAL APPROVAL CONCERNING THE ACQUISITION, HOLDING OR DISPOSITION OF REAL OR PERSONAL PROPERTY, (D) FEES OR OTHER SUMS PAYABLE TO TRUSTEES, OFFICERS, AGENTS OR EMPLOYEES OF A TRUST, (E) THE ALLOCATION OF RECEIPTS AND EXPENDITURES TO INCOME OR PRINCIPAL, (F) RESTRICTIONS OR LIMITATIONS ON THE PERMISSIBLE NATURE, AMOUNT OR CONCENTRATION OF TRUST INVESTMENTS OR REQUIREMENTS RELATING TO THE TITLING, STORAGE OR OTHER MANNER OF HOLDING OR INVESTING TRUST ASSETS OR (G) THE ESTABLISHMENT OF

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FIDUCIARY OR OTHER STANDARDS OF RESPONSIBILITY OR LIMITATIONS ON THE ACTS OR
POWERS OF TRUSTEES THAT ARE INCONSISTENT WITH THE LIMITATIONS OR AUTHORITIES AND POWERS OF THE TRUSTEES HEREUNDER AS SET FORTH OR REFERENCED IN THIS AGREEMENT.
SECTION 3540 OF TITLE 12 OF THE DELAWARE CODE SHALL NOT APPLY TO THE TRUST.

      11. This Trust Agreement may be executed in two or more counterparts, each of which shall be an original, but all such counterparts shall together constitute one and the same agreement.

      12. This Trust Agreement may be amended and restated by the parties hereto as necessary to provide for the operation of the Trust; provided, however, that the Trustee shall not be required to enter into any amendment hereto which adversely affects the rights, duties or immunities of the Trustee.

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      IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed as of the day and year first above written.

                                        AMERUS GROUP CO.,
                                        as Depositor

                                        By: /s/ Thomas C. Godlasky
                                           ----------------------------
                                            Name: Thomas C. Godlasky
                                            Title: President and Chief Operating
                                                   Officer

                                        By: /s/ Melinda S. Urion
                                           ----------------------------
                                            Name: Melinda S. Urion
                                            Title: Executive Vice President,
                                                   Chief Financial Officer and
                                                   Treasurer

                                        THE BANK OF NEW YORK (DELAWARE),
                                        as Trustee

                                        By: /s/ Kristine Gullo
                                           ----------------------------
                                            Name: Kristine Gullo
                                            Title: Vice President